[LOGO]   COOPERS             Coopers & Lybrand L.L.P.
         & LYBRAND
                             a professional services firm


                                             Exhibit 23.1








            CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this registration statement of Ionics, Incorporated on Form S-8 of our reports dated February 18, 1997 on our audits of the consolidated financial statements and the financial statement schedule of Ionics, Incorporated as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994.





                             /s/COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 12, 1997

















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